FIRST AMENDMENT
                                       TO
                             DISTRIBUTION AGREEMENT


         THIS FIRST AMENDMENT TO DISTRIBUTION AGREEMENT dated as of January 1, 2001 by and between THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES for itself and as depositor on behalf of the Equitable Life separate accounts more particularly described in the Distribution Agreement ("Equitable Life") and EQUITABLE DISTRIBUTORS, INC. (the "Distributor").

         Equitable Life and the Distributor hereby agree to modify and amend the Distribution Agreement dated as of January 1, 1998 between them (the "Agreement") from and after the date hereof as follows:

1. The title of Article IV of the Agreement is hereby changed to "Reimbursement of Expenses".

2. ss. 4.1 of the Agreement is hereby deleted in its entirety and the following substituted in place thereof:

        ss.4.1 (a) Equitable Life will pay, or reimburse the Distributor for, Qualified Expenses (as hereinafter defined) incurred by the Distributor as full and complete compensation for its services under this Agreement.

        (b) In no event, however, shall Equitable Life be obligated to pay or reimburse any costs or expenses for personnel, property and services incurred by the Distributor hereunder which are in excess of the reasonable market value thereof or which exceed any limit with respect thereto under Section 4228 of the New York Insurance Law and any New York Insurance Department regulation issued pursuant thereto

        (c) As used herein, "Qualified Expenses" shall mean the amount by which
        (i) the reasonable actual direct and indirect costs and expenses incurred by the Distributor for personnel, property and services on its part in connection with the sale and servicing of the Products pursuant to this Agreement, including, without limitation, sums due and payable to Third Party Broker Dealers and/or Third Party General Agents under the Sales Agreements, exceeds (ii) any and all revenues received by the Distributor from third parties as payment or reimbursement for all or any part of the same services, including, without limitation,


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        12b-1 fees, if any, paid to the Distributor as principal underwriter of shares of EQ Advisors Trust or any other investment company sold in connection with the sale of the Products.

3. ss. 4.2 of the Agreement is hereby deleted in its entirety and the following substituted in place thereof:

        ss. 4.2 Within forty-five (45) days after the end of each calendar quarter, and more often if desired, the Distributor shall submit to Equitable Life vouchers for all costs and expenses to be paid or reimbursed by Equitable Life as herein provided, accompanied by such supporting documentation as Equitable Life may reasonably request. To the extent any EDI costs and expenses are incurred partly in connection with EDI's performance of services hereunder and partly in connection with other EDI activities, EDI shall reasonably apportion such costs and expenses between the services provided hereunder and such other activities and deliver to Equitable, along with the voucher including such apportioned costs and expenses, statements showing in reasonable detail the basis for the apportionment of each such item, accompanied with such supporting documentation as Equitable Life may reasonably request.

4. A new section, ss. 4.4, is hereby added to the Agreement as follows:

        ss. 4.4 In the event Equitable Life shall object to the Distributor's determination of Qualified Expenses in any voucher, including any allocations made in connection therewith, Equitable Life shall give notice of such objection within thirty (30) days of receipt. The parties shall proceed in good faith to resolve the dispute; provided, however, that if they are unable to do so within forty-five (45) days thereafter, either party may elect to have the dispute settled by arbitration pursuant to Section 8.8 hereof.

5. A new section, ss. 4.5, is hereby added to the Agreement as follows:

        ss. 4.5 Settlement in respect of any voucher shall be on a cost basis and be made within thirty (30) days, unless Equitable Life shall have given notice within such period objecting to the sums due. Notwithstanding any provision to the contrary contained herein, the parties may extend or modify any settlement date or other deadline in this Section 4.4 or elsewhere in this Agreement by mutual agreement. In the event that Equitable Life has objected to any sums due in a voucher, Equitable Life shall pay, within the thirty (30) day period in which settlement would otherwise be due, settle with the Distributor as to any Qualified Expenses in such voucher not in dispute, but shall be entitled to withhold payment of any sums in dispute pending resolution of its objections.


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6. A new section, ss. 4.6, is hereby added to the Agreement as follows:

        ss. 4.6 Each party shall have the right to conduct an audit of the books, records and accounts of the other party upon giving reasonable notice of its intent to conduct such an audit. In the event of such audit, each party shall give the other party reasonable cooperation and access to all books, records and accounts necessary to the audit.

7. Schedule I to the Agreement is hereby deleted in its entity and the schedule attached hereto as Schedule I is hereby substituted in its place.

8. Schedule II to the Agreement and all references to Schedule II therein are hereby deleted.

9. A new section, ss. 8.8 is hereby added to the Agreement as follows:

        ss. 8.8 Should an irreconcilable difference of opinion between Equitable Life and the Distributor arise as to the interpretation of any matter respecting this Agreement, it is hereby mutually agreed that such differences shall be submitted to arbitration as the sole remedy available to the parties. Such arbitration shall be in accordance with the rules of the American Arbitration Association, the arbitrators shall have extensive experience in the insurance industry, and the arbitration shall take place in New York, New York.


10. Except as modified and amended hereby, the Agreement is in full force and effect.

        IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed as of the day and year first above written.


     THE EQUITABLE LIFE ASSURANCE SOCIETY     EQUITABLE DISTRIBUTORS, INC.
     OF THE UNITED STATES

     By: /s/Michael S. Martin                 By: /s/Charles Wilder
        -----------------------------------      -------------------------------
        Name: Michael S. Martin                  Name: Charles Wilder
        Title: Executive Vice President and      Title: Chief Operating Officer
               Chief Marketing Officer

135092

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                             Distribution Agreement

               SCHEDULE I as Amended and Restated in its Entirety

                              As of January 1, 2001

                                    PRODUCTS

                    PART 1 - Separate Account No. 49 Products
                    -----------------------------------------

        The Distributor shall distribute the following Products allocated to Separate Account No. 49:

                           Equitable Life Accumulator
 (Non-Qualified, Rollover IRA, QP, Rollover TSA, Roth Conversion IRA, Flexible
                    Premium IRA, Flexible Premium Roth IRA)

                        Equitable Life Accumulator Select
      (Non-Qualified, Rollover IRA, QP, Rollover TSA, Roth Conversion IRA)

                         Equitable Life Accumulator Plus
      (Non-Qualified, Rollover IRA, QP, Rollover TSA, Roth Conversion IRA)

                       Equitable Life Accumulator Express
   (Non-Qualified, Rollover IRA, Rollover TSA, Roth Conversion IRA, Flexible
                    Premium IRA, Flexible Premium Roth IRA)

                       Equitable Life Accumulator Advisor
      (Non-Qualified, Rollover IRA, QP, Rollover TSA, Roth Conversion IRA)


              PART 2 - Separate Account FP Life Insurance Products
              ----------------------------------------------------

        The Distributor shall distribute the following Products allocated to Separate Account No. FP:

                          Equitable Life Incentive Life
                             Equitable Life IL-COLI
                   Equitable Life Survivorship Incentive Life


                    PART 3 - Separate Account No. 46 Products
                    -----------------------------------------

        The Distributor shall distribute the following Products allocated to Separate Account No. 46:

      Equitable Life Variable Immediate Annuity (as settlement option only)

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                      SCHEDULE I to Distribution Agreement
                      Amended and Restated in its Entirety
                              As of January 1, 2001
                                   (Continued)

                 PART 4 - General Account MVA Interest Products
                 ----------------------------------------------

             The Distributor shall distribute the following General
                         Account MVA interest Products:

          Equitable Life Income Manager Payout Annuity (Non-Qualified)
               Equitable Life Income Manager Payout Annuity (IRA)


                      PART 5 - General Account FIA Products
                      -------------------------------------

             The Distributor shall distribute the following General
                    Account fixed immediate annuity Products:

                   Equitable Life Fixed Immediate Life Annuity
         Equitable Life Fixed Immediate Life Annuity with Period Certain
            Equitable Life Fixed Immediate Joint and Survivor Annuity
  Equitable Life Fixed Immediate Joint and Survivor Annuity with Period Certain
                  Equitable Life Fixed Immediate Refund Annuity
                 Equitable Life Fixed Immediate Annuity Certain


                PART 6 - General Account Life Insurance Products
                ------------------------------------------------

             The Distributor shall distribute the following General
                        Account life insurance Products:

                     Equitable Life Term III Life Insurance
                     Equitable Life Universal Life Insurance
                 Equitable Survivorship Universal Life Insurance
                            Equitable Term 10, 15, 20
                         Equitable Annual Renewable Term